NEWS RELEASE FOR IMMEDIATE RELEASE

STATOIL TO MAKE ADDITIONAL FILINGS IN CONNECTION WITH BRIGHAM ACQUISITION

Austin, TX – November 23, 2011 – Statoil (NYSE:STO/OSE:STL) and Brigham Exploration Company (NASDAQ:BEXP) have decided to make voluntary filings with the U.S. Committee on Foreign Investment in the United States (CFIUS) in connection with Statoil’s previously announced acquisition of Brigham. The filing is voluntary and consistent with Statoil’s policy to cooperate with all relevant governmental authorities in the United States, including CFIUS. Statoil will pay for shares consistent with the pending tender offer. Neither the filing nor completion of the CFIUS review is a condition to closing of Statoil’s pending tender offer for shares of common stock of Brigham Exploration. The initial tender offer is currently scheduled to expire at midnight NYC time on November 30, 2011.

Additional Information

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Brigham Exploration Company or any other securities. Statoil ASA and Fargo Acquisition Inc. have filed a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”). The offer to purchase shares of Brigham common stock (the “Offer”) will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND STOCKHOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT, AS FILED AND AS IT MAY BE AMENDED FROM TIME TO TIME, AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS FILED AND AS IT MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE OFFER. The solicitation/recommendation statement on Schedule 14D-9 has been filed with the SEC by Brigham. Investors and stockholders may obtain a free copy of these statements (when available) and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov or by directing such requests to Innisfree M&A Incorporated at (877) 687-1875.

About Brigham Exploration

Brigham Exploration Company is an independent exploration, development and production company that utilizes advanced exploration, drilling and completion technologies to systematically explore for, develop and produce domestic onshore oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward-Looking Statement Disclosure

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include early initial production rates which decline steeply over the early life of wells, particularly our Williston Basin horizontal wells for which we estimate the average monthly production rates may decline by approximately 70% in the first twelve months of production, our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Statoil Further Information

Investor relations Norway:

Hilde Merete Nafstad, senior vice president, investor relations,

mobile: +47 957 83 911

Investor relations US:

Morten Sven Johannessen, vice president, investor relations USA,

mobile: +1 203 570 2524

Press Norway:

Jannik Lindbæk jr., vice president, media relations,

mobile: +47 977 55 622

Bård Glad Pedersen, press spokesperson, media relations,

mobile: +47 918 01 791

Press US:

Ola Morten Aanestad, vice president, North America communication,

mobile: +1 713 498 0585

Brigham Further Information

Contact:

Rob Roosa, Director of Finance & Investor Relations

(512) 427-3300